FOR IMMEDIATE RELEASE

Investor Contact: Olga Guyette, Director-Investor Relations (781) 356-9763 olga.guyette@haemonetics.com	Media Contact: Carla Burigatto, VP-Communications (781) 348-7263 carla.burigatto@haemonetics.com

HAEMONETICS ANNOUNCES ACQUISITION OF INTELLECTUAL PROPERTY ASSETS RELATING TO TEG® 6S HEMOSTASIS ANALYZER SYSTEM

BOSTON, MA, Jan. 14, 2020 - Haemonetics Corporation (NYSE: HAE), a global medical technology company focused on delivering innovative hematology solutions to drive better patient outcomes, today announced that it has purchased the technology underlying the TEG® 6s Hemostasis Analyzer System from CoraMed Technologies, LLC. With this transaction, Haemonetics has acquired ownership of intellectual property previously licensed from CoraMed on an exclusive basis in the field of hospitals and hospital laboratories. By acquiring the underlying intellectual property, Haemonetics will now be able to pursue site of care opportunities beyond the hospital setting.

“This acquisition is another step forward in our plans to accelerate growth in our Hospital business and execute against our customer-focused strategies,” said Stew Strong, Haemonetics’ President, Global Hospital. “We now have the ability to explore potential new channels for the TEG 6s system both in hospitals as well as outside of hospitals, such as outpatient clinics, and expand our work to bring healthcare professionals and patients meaningful technologies that improve the quality, efficiency and effectiveness of care in some of the most critical areas of medicine.”

The TEG 6s system is comprised of an analyzer, disposable cartridges and software, and provides rapid, comprehensive and accurate identification of a patient's hemostasis condition. It is U.S. Food and Drug Administration (FDA) cleared for use with adults in cardiovascular surgery, cardiology procedures and adult trauma in the U.S. and is CE-marked and available internationally for adults where an evaluation of blood coagulation properties is desired.

“We have had a long, productive relationship with CoraMed and its founders, who are recognized experts in their field, and we are pleased that we are able to continue advancing the TEG 6s system’s presence in the market,” added Strong.

About Haemonetics

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

Forward Looking Statement

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, plans and objectives of management for the operation of Haemonetics, statements regarding the benefits to Haemonetics arising from the completion of the acquisition, the impact of the acquisition on Haemonetics’ business strategy and future business and operational performance, and the assumptions underlying or relating to any such statement. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon Haemonetics’ current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the failure to realize the anticipated benefits of the transaction or the transaction having an unanticipated impact, Haemonetics’ ability to predict accurately the demand for its products and products under development and to develop strategies to address its markets successfully, the impact of competitive products and pricing, technical innovations that could render products marketed or under development by Haemonetics obsolete and risks related to the use and protection of intellectual property. These and other factors are identified and described in more detail in Haemonetics’ filings with the SEC. Haemonetics does not undertake to update these forward-looking statements.